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                                                                   EXHIBIT 23.01



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-42357 and No. 333-38198) pertaining to the Cardinal Health Profit Sharing, Retirement and Savings Plan of our report dated May 15, 2003, with respect to the financial statements and schedule of the Cardinal Health Profit Sharing, Retirement and Savings Plan included in this Transition Report (Form 11-K) for the six months ended December 31, 2002.



                                         /s/ Ernst & Young LLP



Columbus, Ohio
June 27, 2003